UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: January 6, 2006
(Date of earliest event reported)
ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(602) 286-5520
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 99.1

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On January 10, 2006, OrthoLogic Corp. (the “Company”) entered into an employment agreement with Les M. Taeger, dated as of January 10, 2006, effective as of January 16, 2006 (the “Employment Agreement”), pursuant to which Mr. Taeger will serve as the Company’s Senior Vice President / Chief Financial Officer. The Employment Agreement is filed with this Current Report on Form 8-K (“Form 8-K”) as Exhibit 10.1 and is incorporated herein by reference. In connection with the commencement of Mr. Taeger’s employment with the Company, Mr. Taeger also executed an Intellectual Property, Confidentiality and Non-Competition Agreement, which sets forth restrictions on the disclosure of Company proprietary information and protects the Company’s interest in its intellectual property, and an Indemnification Agreement, which provides for indemnification by the Company for certain Company-related claims against the directors or officers to the fullest extent permitted by law, as well as the advancement of expenses relating to such claims. The Intellectual Property, Confidentiality and Non-Competition Agreement and the Indemnification Agreement are filed with this Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.
     Under the Employment Agreement, Mr. Taeger may be terminated at any time, with or without cause, at the option of either the Company or Mr. Taeger. The Employment Agreement provides for a salary of $6,730.77, payable every two weeks. Under the initial terms of Mr. Taeger’s employment with the Company, the Company will also grant him options to purchase 150,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on the business day immediately preceding the date of such grant, as reported by the Nasdaq Stock Market. In addition, Mr. Taeger is eligible to participate in a discretionary bonus program, which provides for a bonus of up to 45% of his base salary, and Mr. Taeger will receive medical, dental and other fringe benefits generally granted to the Company’s senior management.
Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On January 6, 2006, Sherry A. Sturman resigned from the position of Senior Vice President / Chief Financial Officer of the Company effective as of the commencement of the employment of Les M. Taeger as the Company’s Senior Vice President / Chief Financial Officer.
     (c) On January 10, 2006, the Company entered into an employment agreement with Les M. Taeger to serve as the Company’s Senior Vice President / Chief Financial Officer, which employment will be effective on January 16, 2006.
          Les Taeger, 55, most recently served as Chief Financial Officer of CardioTech International, Inc. (“CardioTech”), where he was responsible for accounting and financial reporting matters, SEC compliance and implementation of Sarbanes-Oxley controls and procedures. CardioTech is a publicly-traded, medical device company that develops, manufactures and sells advanced products for the treatment of cardiovascular disease. From September, 2000 to February, 2004, when Mr. Taeger became Chief Financial Officer of CardioTech, Mr. Taeger served as Chief Financial Officer of Gish Biomedical, Inc. (“Gish”), where he performed similar functions and had comparable responsibilities as he did working at CardioTech. Gish, now a subsidiary of CardioTech pursuant to a merger transaction involving the companies in April, 2003, specializes in the manufacture and sale of products used in open-heart surgery, vascular access and orthopedic surgery. Prior to his employment with CardioTech and Gish, Mr. Taeger was employed for over five years as Chief Financial Officer of Cartwright Electronics, Inc., a division of Meggitt, PLC.
          The material terms of the Company’s employment agreement with Mr. Taeger are described in Item 1.01 of this Form 8-K and are incorporated herein by reference.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On January 11, 2006, the Company issued a press release announcing the naming of Mr. Taeger as Senior Vice President / Chief Financial Officer of the Company. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.

Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

10.2	Intellectual Property, Confidentiality and Non-Competition Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

10.3	Indemnification Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

99.1	Press release dated January 11, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2006	ORTHOLOGIC CORP.

/s/ James M. Pusey

James M. Pusey
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

10.2	Intellectual Property, Confidentiality and Non-Competition Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

10.3	Indemnification Agreement dated as of January 10, 2006 between the Company and Les M. Taeger

99.1	Press release dated January 11, 2006